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                                                                    EXHIBIT 23.2

                       Independent Accountants' Consent





The Board of Directors
Regions Financial Corporation:

We consent to the inclusion of our report dated January 27, 1995, with respect to the consolidated balance sheets of FF Bancorp, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, in this Amendment No. 1 to the Form 8-K of Regions Financial Corporation dated March 1, 1996.

Our report refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and a change in the method of accounting for investment securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.


                                             /s/ Hacker, Johnson, Cohen & Grieb



Tampa, Florida

March 26, 1996